Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANT

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Anheuser-Busch InBev SA/NV of our report dated 15 December 2015 relating to the financial statements of SABMiller plc, which appear in Anheuser-Busch InBev SA/NV’s Current Report on Form 6-K dated 21 December 2015. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

London, United Kingdom

21 December 2015